SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                December 21, 2006
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
             (Exact name of registrant as specified in its charter)



          Pennsylvania                0-12870            23-2288763
         -------------                -------            ----------
    (State or other jurisdiction    (Commission       (I.R.S. Employer
      of incorporation)              File Number)      Identification No.)




                 9 North High Street, West Chester, Pennsylvania
                    (Address of principal executive offices)



                                 (484) 881-4000
              (Registrant's telephone number, including area code)



                         (Former name or former address,
                         if changed since last report.)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2006, Brian Campbell and Matthew Naylor were appointed by the Board of Directors of First Chester County Corporation (the "Corporation"), the parent company of the First National Bank of Chester County, as Class II
Directors. Mr. Campbell and Mr. Naylor' s appointments to the Board fill vacancies created by the expansion of the Board to thirteen members. Mr. Campbell and Mr. Naylor will each serve for the remainder of the Class II Directors' term and stand for re-election at the annual meeting of shareholders of the Corporation in 2007. Mr. Campbell and Mr. Naylor were also appointed to the Board of Directors of First National Bank of Chester County.

Brian Campbell is Vice President and co-owner of Beiler-Campbell Realtors and Anvil Land Transfer Title Company . He also is President and owner of Cedar Knoll Builders, a construction company and is engaged in land development and other real estate businesses. On November 1, 2005, First National Bank of Chester County entered into a ten year lease agreement (with renewal options) with B.K. Campbell, Inc. (a company of which Mr. Campbell is the sole owner) for the lease of real estate in Oxford, PA where the Bank opened a branch office. The agreement calls for the Bank to pay B.K. Campbell, Inc. monthly rent of $15,195, subject to periodic adjustment. First National Bank of Chester County is also in negotiations with B.K. Campbell, Inc. for the lease of another parcel of real estate in Kennett Square, PA. The Oxford lease was, and the Kennett Square lease will be, negotiated on an arms' length basis.

Matt Naylor is the Chief Executive Officer ("CEO") of the Elite Family of Companies, a group of businesses providing consulting and administrative services in the areas of employee benefits, payroll, human resources, retirement plans and insurance, headquartered in Exton, Pennsylvania. Mr. Naylor has been the CEO of the Elite Family of Companies since 1998. Prior to becoming CEO, Mr. Naylor served in various capacities at Elite including EVP and Director of Marketing. Mr. Naylor currently serves as a Board Member of the Elite Charitable Foundation, Chester County Chamber and Big Daddy, International, an athletic apparel company. He is also active in the Philadelphia Chapter of the Young Presidents Organization. Mr. Naylor and the Elite Group have provided consulting services to First National Bank of Chester County since January 2005.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 28, 2006                        FIRST CHESTER COUNTY CORPORATION


                                                By:  /s/ John E. Balzarini
                                                --------------------------------
                                                Name: John Balzarini
                                                Title: Chief Financial Officer